UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2003

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

829 Industrial Boulevard, Ellijay, Georgia	30540

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (706) 276-8000

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.     Other Events.

     On March 12, 2003, Appalachian Bancshares, Inc. (the “Company”) issued a press release, announcing record earnings for its fiscal year ended December 31, 2002, providing a summary of its year-end financial condition, and providing preliminary notice of its Annual Meeting of Shareholders to be held in late May, 2003.

ITEM 7.     Financial Statements and Exhibits.

     (c)  Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press release issued by Appalachian Bancshares, Inc., dated March 12, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

	By:	/s/ Tracy R. Newton

Tracy R. Newton President and Chief Executive Officer
Dated: March 12, 2003

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by Appalachian Bancshares, Inc., dated March 12, 2003